Exhibit 25.1

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ☐
WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

Not Applicable	94-1347393
(Jurisdiction of incorporation	(I.R.S. Employer
of organization if not a U.S. national bank)	Identification Number)

1445 Ross Avenue, 2nd Floor
Dallas, Texas	75702
(Address of principal executive offices)	(Zip code)
Wells Fargo & Company
Law Department, Trust Section, MAC N9305-172
Sixth and Marquette, 17th Floor
Minneapolis, MN 55479
Telephone: (612) 667-4608
(Name, address and telephone number of agent for service)
Mariner Energy, Inc.
(Exact name of obligor as specified in its charter)

Delaware	86-0460233
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

One Briar Lake Plaza, Suite 2000, 2000 West Sam Houston Parkway South
Houston, Texas 77042	77042
(Address of principal executive offices)	(Zip code)
7 1/2% Senior Notes due 2013
(Title of the indenture securities)
TABLE OF ADDITIONAL REGISTRANT GUARANTORS

	State or Other		Primary Standard
	Jurisdiction of	I.R.S. Employer	Industrial
	Incorporation or	Identification	Classification Code
Exact Name of Registrant Guarantor(1)	Organization	Number	Number
	D
Mariner Energy Resources, Inc.	Delaware	20-3541629	1311
Mariner LP LLC	Delaware	20-4414029	1311
Mariner Energy Texas LP	Delaware	20-2341980	1311

(1)	The address and telephone number for each guarantor is One BriarLake Plaza, Suite 2000, 2000 West Sam Houston Parkway South, Houston, Texas 77042, and the telephone number at that address is (713) 954-5500.

Item 1. General Information.
Furnish the following information as to the trustee:
     (a) Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency,
Treasury Department
Washington, D.C. 20230
Federal Deposit Insurance Corporation
Washington, D.C. 20429
Federal Reserve Bank of San Francisco
San Francisco, CA 94120
     (b) Whether it is authorized to exercise corporate trust powers.
The trustee is authorized to exercise corporate trust powers.
Item 2. Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
     None with respect to the trustee.
No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.
Item 15. Foreign Trustee.
Not applicable.
Item 16. List of Exhibits.
Wells Fargo Bank incorporates by reference into this Form T-1 exhibits attached hereto.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001.*

Exhibit 3.	A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001.*

Exhibit 4.	Copy of By-laws of the trustee as now in effect.*

Exhibit 5.	Not applicable.

Exhibit 6.	The consents of United States institutional trustees required by Section 321(b) of the Act.

Exhibit 7.	Attached is a copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Fort Worth and State of Texas on the 7th day of September, 2006.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Patrick T. Giordano

Patrick T. Giordano Vice President

Exhibit 6
September 7, 2006
Securities and Exchange Commission
Washington, D.C. 20549
Gentlemen:
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,
/s/ Patrick T. Giordano

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	Patrick T. Giordano

Vice President _________

Exhibit 7
Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business June 30, 2006, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$13,979
Interest-bearing balances		1,191
Securities:
Held-to-maturity securities		0
Available-for-sale securities		66,952
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		3,086
Securities purchased under agreements to resell		1,172
Loans and lease financing receivables:
Loans and leases held for sale		37,950
Loans and leases, net of unearned income	238,918
LESS: Allowance for loan and lease losses	2,248
Loans and leases, net of unearned income and allowance		236,670
Trading Assets		5,267
Premises and fixed assets (including capitalized leases)		3,910
Other real estate owned		443
Investments in unconsolidated subsidiaries and associated companies		346
Intangible assets
Goodwill		8,800
Other intangible assets		16,333
Other assets		19,760

Total assets		$415,859

LIABILITIES
Deposits:
In domestic offices		$298,672
Noninterest-bearing	80,549
Interest-bearing	218,123
In foreign offices, Edge and Agreement subsidiaries, and IBFs		30,514
Noninterest-bearing	4
Interest-bearing	30,510
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		3,648
Securities sold under agreements to repurchase		6,066

Dollar Amounts
In Millions
Trading liabilities	4,376
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	4,184
Subordinated notes and debentures	9,596
Other liabilities	21,394

Total liabilities	$378,450

Minority interest in consolidated subsidiaries	56

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	24,711
Retained earnings	12,231
Accumulated other comprehensive income	-109
Other equity capital components	0

Total equity capital	37,353

Total liabilities, minority interest, and equity capital	$415,859

I, Karen B. Martin, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
Karen B. Martin
Vice President
We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Dave Hoyt
John Stumpf	Directors
Avid Modjtabai